Exhibit 99.1



                                                                 CAESARS
    Harrah's                                                ------------------
ENTERTAINMENT, INC.                                         ENTERTAINMENT(TM)
[Logo Graphic Omitted]                                    [Logo Graphic Omitted]





 Contact:      Brad Belhouse - Investors          Josh Hirsberg - Investors
               Harrah's Entertainment, Inc.       Caesars Entertainment, Inc.
               (702) 407-6367                     (702) 699-5269

               David Strow - Media                Robert Stewart - Media
               Harrah's Entertainment, Inc.       Caesars Entertainment, Inc.
               (702) 407-6530                     (702) 699-5043


           HARRAH'S ENTERTAINMENT AND CAESARS ENTERTAINMENT ANNOUNCE
                 EXPECTED CLOSING DATE AND ELECTION DEADLINE

         LAS VEGAS, June 3, 2005 - Harrah's Entertainment, Inc. (NYSE:HET) and Caesars Entertainment, Inc. (NYSE:CZR) today confirmed that Harrah's expects to close its acquisition of Caesars on Monday, June 13. As a result, Harrah's and Caesars have set 5:00 p.m., Pacific Daylight Time, Friday, June 10, as the deadline for receipt of election forms/letters of transmittal from Caesars stockholders who wish to elect to receive shares of Harrah's common stock in the merger.

         The anticipated closing date is conditioned upon satisfaction of the terms of the merger agreement entered into by Harrah's and Caesars on July 14, 2004. Although there are matters to be completed for the regulatory hearings in Nevada to be held, Harrah's and Caesars expect that the Nevada Gaming Control Board and the Nevada Gaming Commission each will consider the transaction on June 10.

         If the closing date is changed, Harrah's and Caesars will issue another press release with a revised expected election deadline and closing date.

         Caesars stockholders wishing to make an election to receive 0.3247 shares of Harrah's common stock for each share of Caesars common stock owned should send a properly completed and signed election form/letter of transmittal, together with the appropriate stock certificates or properly completed notices of guaranteed delivery, to The Bank of New York, the exchange agent, so that they are received by 5:00 p.m., Pacific Daylight Time, on Friday, June 10, the election deadline. Election of Harrah's common stock is subject to proration, as more fully described in the joint proxy/prospectus of Harrah's and Caesars dated January 24, 2005. Caesars stockholders who choose not to return an election form/letter of transmittal or who do not properly deliver such documentation to The Bank of New York (at the address specified in the election form/letter of transmittal) prior to the election deadline will forfeit the right to elect to receive shares of Harrah's common stock in the merger. Such non-electing stockholders will be entitled to receive $17.75 in cash for each share of Caesars common stock owned, subject to proration as described in the joint proxy/prospectus. As a result of proration, in many cases, the form of merger consideration actually received by a Caesars stockholder will differ from the form of consideration that the Caesars stockholder elects or is deemed to have elected to receive.

         It is anticipated that Caesars common stock will not be traded on the New York Stock Exchange after June 13, 2005.

         A more complete description of the merger consideration and adjustment and proration mechanisms is contained in the election materials and the joint proxy statement/prospectus mailed to Caesars stockholders, both of which Caesars stockholders are urged to read carefully. Caesars stockholders that have questions about the election process may call The Bank of New York at
(800) 507-9357 (toll free). Caesars stockholders may call Innisfree M&A Incorporated at (877) 750-5837 (toll free) for additional copies of the election form/letter of transmittal and instructions.

         Founded 67 years ago, Harrah's Entertainment, Inc. owns or manages through various subsidiaries 25 casinos in the United States, primarily under the Harrah's and Horseshoe brand names. Harrah's Entertainment is focused on building loyalty and value with its valued customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

         Caesars Entertainment, Inc. (NYSE: CZR) is one of the world's leading gaming companies. With annual revenue of $4.2 billion, 22 properties on three continents, more than 25,000 hotel rooms, two million square feet of casino space and 50,000 employees, the Caesars portfolio is among the strongest in the industry. Caesars casino resorts operate under the Caesars, Bally's, Flamingo, Grand Casinos, Hilton and Paris brand names. The company has its corporate headquarters in Las Vegas.

         The company's Board of Directors in July 2004 accepted an offer from Harrah's Entertainment, Inc. to acquire the company for approximately $1.9 billion in cash and 67.9 million shares of Harrah's common stock. Shareholders of both companies approved the merger in separate meetings on March 11, 2005. The transaction is contingent on approval by federal and state regulatory agencies.

         More information about Harrah's and Caesars is available at their respective Web sites - www.harrahs.com and www.caesars.com.

         This release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue" or "pursue," or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, strategies, future performance, future financial results of Harrah's and Caesars and Harrah's anticipated acquisition of Caesars. These forward-looking statements are based on current expectations and projections about future events.

         Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance or results of Caesars and Harrah's may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein): the conditions to the closing for the merger are not obtained or waived, and therefore the closing is delayed; financial community and rating agency perceptions of Harrah's and Caesars; the effects of economic, credit and capital market conditions on the economy in general, and on gaming and hotel companies in particular; construction factors, including delays, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; the ability to timely and cost-effectively integrate into Harrah's operations the companies that it acquires, including with respect to its acquisition of Caesars; access to available and feasible financing, including financing for Harrah's acquisition of Caesars, on a timely basis; changes in laws (including increased tax rates), regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents; abnormal gaming holds; and the effects of competition, including locations of competitors and operating and market competition.

         Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah's and Caesars disclaim any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

ADDITIONAL INFORMATION ABOUT THE ACQUISITION AND WHERE TO FIND IT

         In connection with Harrah's proposed acquisition of Caesars ("Acquisition"), on January 24, 2005, Harrah's filed definitive materials with the Securities and Exchange Commission (SEC), including a registration statement on Form S-4 that contains a definitive prospectus and joint proxy statement. INVESTORS AND SECURITY HOLDERS OF HARRAH'S AND CAESARS ARE URGED TO READ THE PROSPECTUS AND JOINT PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HARRAH'S, CAESARS AND THE ACQUISITION. The definitive materials filed on January 24, 2005, the preliminary materials filed on October 20, 2004, and December 20, 2004, and January 24, 2005 and other relevant materials, and any other documents filed by Harrah's or Caesars with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Harrah's by directing a written request to:
Harrah's, One Harrah's Court, Las Vegas, Nevada 89119, Attention: Investor Relations or Caesars Entertainment, Inc., 3930 Howard Hughes Parkway, Las Vegas, Nevada 89109, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials before making any voting or investment decision with respect to the Acquisition.

         Harrah's, Caesars and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Caesars and Harrah's in connection with the Acquisition. Information about those executive officers and directors of Harrah's and their ownership of Harrah's common stock is set forth in the Harrah's Form 10-K for the year ended December 31, 2004, which was filed with the SEC on March 1, 2005, and the proxy statement for Harrah's 2005 Annual Meeting of Stockholders, which was filed with the SEC on March 3, 2005. Information about the executive officers and directors of Caesars and their ownership of Caesars common stock is set forth in the proxy statement for Caesars' 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2005. Investors and security holders may obtain additional information regarding the direct and indirect interests of Harrah's, Caesars and their respective executive officers and directors in the Acquisition by reading the proxy statement and prospectus regarding the Acquisition.

         This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.